Exhibit 99.1

Ironwood Gold Corp. Appoints Senior Financial Executive Dr. Petra I. Zasterova to Board of Directors

SCOTTSDALE, AZ -- (Marketwire) -- 12/08/09 -- Ironwood Gold Corp. (OTCBB: IROG) (the "Company" or "Ironwood") is extremely pleased to introduce Dr. Petra I. Zasterova as another excellent addition to our Board of Directors.

Dr. Zasterova is currently the Chief Operating Officer responsible for Europe, Middle East & Africa (EMEA) affairs for Calyon CIB of London, a subsidiary of Credit Agricole Group S.A., the largest retail bank in Europe with more than 21 million clients and a presence in over 60 countries. Her responsibilities include the establishment of an organizational base for the EMEA region fielding a team of more than 130 individuals located throughout the territory. Since entering the financial world in 1998 in Vienna, she has attained her master degree in Finance and Tax from the Institute of Higher Studies, Third Level College, Wiener Neustadt, in Austria. Thereafter, Dr. Zasterova went on to successfully complete a PhD degree in Economics and Finance at the Russian Science Academy, Economics Institute, Moscow. She is fluent in seven European languages and upon a wide variety of EMEA banking issues. In addition to her current position at Credit Agricole, Dr. Zasterova was Vice President, EMEA for Merrill Lynch International, London (2003-2006); Senior Fixed Income Sales Manager responsible for German-speaking, Russian and former CIS region clients for Commerzbank Securities, London and Frankfurt (2001-2003); and Fixed Income Sales Manager, CEE Markets, for Bank Austria, Vienna (2000-2001).

Mr. Behzad Shayanfar, CEO of Ironwood Gold comments, "We are really pleased to welcome Dr. Zasterova to our team. Her background, financial acumen and access to key institutions and individuals will be of immense practical value to us. Her keen interest in our endeavour speaks volumes regarding our approach towards the development of a world class resource interest, and we truly believe her participation will deliver a clear message as to our future aspirations."

Additional details regarding the Company and its appointments are filed as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database.

ABOUT IRONWOOD GOLD CORP. (OTCBB: IROG)

Ironwood Gold Corp. is a mineral exploration and development company building a portfolio of prospective properties containing known deposits of strategic precious metals in politically stable, mining-friendly North American districts with recognized production histories. For more information visit: www.ironwoodgold.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

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ON BEHALF OF THE BOARD

Ironwood Gold Corp.
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Behzad Shayanfar, CEO

Investor Information:
Great Northwest Investor Relations, Inc.
Phone: 1-888-356-4942
Email: Email Contact

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